EXHIBIT 99.3

To 8-K dated April 30, 2007

Seacoast Banking Corporation of Florida

First Quarter 2007 Financial Highlights

Cautionary Notice Regarding Forward-Looking Statements

This discussion and analysis contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, statements about future financial and operating results, cost savings, enhanced revenues, economic and seasonal conditions in our markets, and improvements to reported earnings that may be realized from cost controls and for integration of banks that we have acquired, as well as statements with respect to Seacoast’s objectives, expectations and intentions and other statements that are not historical facts.  Actual results may differ from those set forth in the forward-looking statements.

Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the actual results, performance or achievements of Seacoast to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. You should not expect us to update any forward-looking statements.

You can identify these forward-looking statements through our use of words such as “may,” “will,” “anticipate,” “assume,” “should,” “support”, “indicate,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “further”, “point to,” “project,” “could,” “intend” or other similar words and expressions of the future.  These forward-looking statements may not be realized due to a variety of factors, including, without limitation: the effects of future economic and market conditions, including seasonality; governmental monetary and fiscal policies, as well as legislative and regulatory changes; the risks of changes in interest rates on the level and composition of deposits, loan demand, and the values of loan collateral, securities, and interest sensitive assets and liabilities; interest rate risks, sensitivities and the shape of the yield curve; the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in our market areas and elsewhere, including institutions operating regionally, nationally and internationally, together with such competitors offering banking products and services by mail, telephone, computer and the Internet; and the failure of assumptions underlying the establishment of reserves for possible loan losses.  The risks of mergers and acquisitions, include, without limitation: unexpected transaction costs, including the costs of integrating operations; the risks that the businesses will not be integrated successfully or that such integration may be more difficult, time-consuming or costly than expected; the potential failure to fully or timely realize expected revenues and revenue synergies, including as the result of revenues following the merger being lower than expected; the risk of deposit and customer attrition; any changes in deposit mix; unexpected operating and other costs, which may differ or change from expectations; the risks of customer and employee loss and business disruption, including, without limitation, as the result of difficulties in maintaining relationships with employees; increased competitive pressures and solicitations of customers by competitors; as well as the difficulties and risks inherent with entering new markets.

All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in our annual report on Form 10-K for the year ended December 31, 2006 under “Special Cautionary Notice Regarding Forward-Looking Statements,” and otherwise in our SEC reports and filings.  Such reports are available upon request from Seacoast, or from the Securities and Exchange Commission, including through the SEC’s Internet website at http://www.sec.gov.

Capitalizing on Market Disruption

Treasure Coast Market

	Martin		St. Lucie		Indian River		Total Offices
	Deposits	Offices	Deposits	Offices	Deposits	Offices
Seacoast	755,626	11	285,461	7	230,440	8	26
National City	383,569	8	883,844	11	37,513	6	25
Wachovia	533,193	10	500,517	7	1,383,533	10	27
Bank of America	558,301	10	432,575	8	364,071	6	24
SunTrust	139,616	3	295,704	5	251,832	6	14
Riverside	151,346	3	998,661	8	169,781	4	15
Alabama National	--		--		403,496	5	5

Over $1.3 billion in local community bank deposits will transfer to Cleveland

Source:  SNL Financial June 2006

Capitalizing on Market Disruption

Local Community Banks in Treasure Coast Market
	Deposits	Offices
Seacoast	1,271,527	26
Riverside	1,319,788	15
Gulfstream	268,166	2
Peoples Bank	134,523	3
First Bank of Indiantown	68,545	2
Marine Bank	89,754	2

Source:  SNL Financial June 2006

Balance Sheet Management – Adoption of SFAS 157 and SFAS 159

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Seacoast began evaluating the potential impacts of SFAS 157 and 159 late in the first quarter of 2007.

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Benefits were evident related to more active management of the balance sheet when considering broader use of fair value accounting.

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$251 million of securities were transferred to trading from AFS and HTM portfolios on January 1, 2007.

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The transfer to trading resulted in a $3.7 million adjustment to opening retained earnings and $561,000 in fair value appreciation in the first quarter income statement.

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Prospective look

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Smaller securities portfolio with approximately 40-50% more actively traded with earnings volatility managed with fair value interest rate swaps.

Items Impacting Q1 2007

	Pretax Amount*	EPS Impact
Recapture of specific allowance for impaired loan	$1,192	$0.04
Impact of adoption of SFAS 157 and 159	561	0.02
Implied provision for loan losses related to:
Q1 2007 loan growth	(100)	-
Adjustment to more conservative ranges due to continuation of market conditions	(542)	(0.02)
Total	$1,111	$0.04

* In Thousands

Balance Sheet Impact of Adoption of SFAS 157 and 159

	December 31, 2006	March 31, 2007
Held to Maturity	$129,958	$35,746
Available for Sale	313,983	157,965
Trading	-	125,000
Total Investment Securities	$443,941	$318,711

Net Borrowed Overnight Funds	$206, 064	$87,777

(In Thousands)

Estimated Quarterly Impact of Balance Sheet Restructuring

	Impact	EPS Impact
Net Interest Income *	$550	$0.02

Net Interest Margin (current Q1 2007)	3.92%
Increase	0.18
Net Interest Margin (proforma Q1 2007)	4.10%

Decline in Average Earning Assets	$(45,000)

* In Thousands

Total Revenues Increase

(Dollars in thousands)	QTR1 07	QTR1 06	Growth	% Growth

Net Interest Income	$ 21,432	$ 20,274	$ 1,158	5.7%
Noninterest Income	6,216	5,304	912	17.2
Total Revenues	$ 27,648	$ 25,578	$ 2,070	8.1%

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Dollars in Thousands; Excludes Provision for Loan Losses and Trading Account Profits

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Calculated on a Fully Taxable Equivalent Basis

Overhead Ratio

	Q1-05	Q2-05	Q3-05	Q4-05
Overhead Ratio	65.4%	62.1%	62.5%	62.1%

	Q1-06	Q2-06	Q3-06	Q4-06	Q1-07
Overhead Ratio	62.5%	61.1%	64.7%	64.8%	66.5%

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Noninterest Income Excludes Security Gains (Losses), Gain on Sale of Partnership Interest, Interest Rate Swap Profits (Losses) and Trading Account Profits

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Noninterest Expense Excludes Merger/Nonrecurring Charges and Non-cash Core Deposit Intangible Amortization

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Net Interest Income is included on a Tax Equivalent Basis

Loan Growth

(Dollars in thousands)	Q1-2006	Q2-2006	Q3-2006	Q4-2006	Q1-2007
Loans, net of unearned income	$1,339,070	$1,614,646	$1,656,061	$1,733,111	$1,743,294

Commercial Lending Originations

(Dollars in thousands)	Q1-2006	Q2-2006	Q3-2006	Q4-2006	Q1-2007
Commercial Originations*	$117,000	$106,000	$80,000	$140,000	$76,000

*  Includes Commercial Real Estate

Deposit Performance

(Dollars in millions)	Q1-05	Q2-05	Q3-05	Q4-05
Core Deposits	976	1,120	1,170	1,138
Time Deposits > $100,000	133	142	167	173
DDA	367	482	442	473

(Dollars in millions)	Q1-06	Q2-06	Q3-06	Q4-06
Core Deposits *	1,170	1,313	1,279	1,255
Time Deposits >$100,000	193	227	254	244
DDA	441	489	425	392

(Dollars in millions)	Q1-07 (1)
Core Deposits *	1,229
Time Deposits >$100,000	260
DDA	401

*Includes Time Deposits < $100,000

(1) 21% DDA Mix

Deposit Mix

	QTR3 06	QTR4 06	QTR1 07
Demand	22%	21%	21%
Core *	65	66	65
Time Deposits > $100,000	13	13	14
Total	100%	100%	100%

*Includes Time Deposits < $100,000

Cost of Deposits

	Q2-05	Q3-05	Q4-05
Fed Funds Rate	3.25%	3.75%	4.25%
Cost of Deposits	1.18%	1.32%	1.54%

	Q1-06	Q2-06	Q3-06	Q4-06
Fed Funds Rate	4.75%	5.25%	5.25%	5.25%
Cost of Deposits	1.71%	1.99%	2.29%	2.54%

	Q1-07
Fed Funds Rate	5.25%
Cost of Deposits	2.69%

Average Earning Asset Growth

(Dollars in billions)	Q2-05	Q3-05	Q4-05
Average Earning Assets	$1.83	$1.89	$1.97

(Dollars in billions)	Q1-06	Q2-06	Q3-06	Q4-06
Average Earning Assets	$1.98	$2.25	$2.18	$2.19

(Dollars in billions)	Q1-07
Average Earning Assets	$2.20

Average loans represent 79% of earning assets at March 31, 2007, compared to 77% at December 31, 2006 and 63% at December 31, 2005

Prime Based Loans

(Dollars in thousands)	Q1-06	Q2-06	Q3-06	Q4-06	Q1-07
Prime Based Loans	$426,000	$496,000	$507,000	$528,000	$501,000

Total Floating Rate Assets

Floating Rate Assets (Loans, Investments, and Overnight Funds)

(Dollars in thousands)	Q1-06	Q2-06	Q3-06	Q4-06	Q1-07
Ending Floating Rate Assets	$632,000	$644,000	$568,000	$593,000	$562,000
Prime Rate	7.75%	8.25%	8.25%	8.25%	8.25%

Net Interest Margin and Net Interest Income

(Dollars in thousands)	Q1-06	Q2-06	Q3-06	Q4-06	Q1-07
Net Interest Margin	4.16%	4.29%	4.22%	3.95%	3.92%
Net Interest Income	$20,274	$24,030	$23,144	$21,846	$21,432

Excludes Provision for Loan Losses; Calculated on a Fully Taxable Equivalent Basis using Amortized Cost

Residential Market Events

2004	2005	2006	2007	2008

Value Run Up Begins	Peak of Market Cycle	Buyers Froze	Resales Begin	Resales Continue

Investors & Speculators Jump In	Investors Stop Buying Speculators Leave	“Deer in the headlights” Sales Stop	Inventory Eases Adjustment Phase Begins	Foreclosures Rise as ARMs from Peak Adjust

Fuels More Inventory	Inventory Still Growing	Inventory Still Growing	Foreclosures Rise	Market Achieves Equilibrium

Service Area

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Seminole County

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Orange County

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Brevard County

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Indian River County

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Okeechobee County

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St. Lucie County

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Martin County

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Palm Beach County

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Hardee County

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Highlands County

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Desoto County

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Glades County

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Hendry County